EXHIBIT 16.1

March 24, 2017
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: The KeyW Holding Corporation
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of The KeyW Holding Corporation dated March 23, 2017, and agree with the statements concerning our Firm contained therein.
Very truly yours,
/s/ GRANT THORNTON LLP